Exhibit 1.1

VIZIO Holding Corp.

[•] Shares of Class A Common Stock

Underwriting Agreement

_______________, 2021

J.P. Morgan Securities LLC

BofA Securities, Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

VIZIO Holding Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company, and certain stockholders of the Company named in Schedule 2 hereto (the “Selling Stockholders”) propose to sell to the several Underwriters an aggregate of [•] shares of Class A Common Stock of the Company (collectively, the “Underwritten Shares”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional [•] shares of Class A Common Stock of the Company, and the Selling Stockholders propose to sell, at the option of the Underwriters, up to an additional [•] shares of Class A Common Stock of the Company (collectively, the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Class A Common Stock of the Company and Class B common stock, par value $0.0001 per share of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

[•] (the “Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement, up to [•] Shares, for sale to the Company’s directors, officers, and certain employees and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as hereinafter defined) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by [•] [A/P].M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-253682), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [•], 2021 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [•] [A/P].M., New York City time, on [•], 2021.

2. Purchase of the Shares.

(a) The Company agrees to issue and sell, and each of the Selling Stockholders agrees, severally and not jointly, to sell, the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $[•] (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto and from each of the Selling Stockholders the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.

In addition, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company agrees to issue and sell, and each of the Selling Stockholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell, the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each of the Company and each Selling Stockholder the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company and the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by the Company and by each Selling Stockholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Attorneys-in-Fact (as defined below). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Attorneys-in-Fact or any of them (with regard to payment to the Selling Stockholders), respectively, to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025 at 10:00 A.M., New York City time on [•], 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company and the Selling Stockholders, as applicable. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d) Each of the Company and each Selling Stockholder acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person. Additionally, neither the Representatives nor the other Underwriters is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Stockholders. Moreover, each Selling Stockholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholders that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the applicable provisions of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that the Company reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications [other than those listed on Annex B hereto]. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and as of the Closing Date and any additional Closing Date will comply in all material respects with the applicable provisions of the Securities Act, and did not as of the applicable effective date and will not as of the Closing Date and any additional Closing Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus (as amended or supplemented) will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) the Selling Stockholder Information (as defined below)

or (ii) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein in accordance with GAAP; the financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; and all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”)) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than the issuance of shares of Class A Common Stock upon exercise or settlement of stock options, restricted stock awards, restricted stock units and warrants described as outstanding in, and the grant of options, restricted stock awards, restricted stock units and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights), short-term debt or long-term debt of the Company or any of its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, consolidated financial position, consolidated stockholders’ equity, consolidated results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and, to the extent such concept is applicable, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and, to the extent such concept is applicable, are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing, to the extent such concept is applicable, or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, consolidated financial position, consolidated stockholders’ equity, consolidated results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Exhibit 21 to the Registration Statement are the only significant subsidiaries of the Company.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights) that have not been duly waived or satisfied, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualified shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies to the extent that such Stock Option (a) satisfies the holding period requirements of Code Section 422(a)(1) and (b) together with all such Stock Options granted to the respective recipient, satisfies the $100,000 per individual per year limit of Code Section 422(d), (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, including the applicable rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n) Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, and with respect to the Company’s non-significant subsidiaries in the case of clause (i) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except, in the case of clauses (i) and (iii) above, and with respect to the Company’s non-significant subsidiaries in the case of clause (i) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement , except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the approval for listing on the Exchange (as defined below) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(r) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations, contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) Independent Accountants. KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to (in the case of real property, as applicable), or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries taken as a whole (other than with respect to Intellectual Property, title to which is addressed exclusively in subsection (u)), in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Intellectual Property. (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries own, have a valid and enforceable license to use, or can obtain on reasonable terms the right to use all inventions, patents, trademarks, service marks, trade names, trade dress, domain names and other source indicators, social media identifiers and accounts, copyrights and copyrightable works, technology, know-how, trade secrets, software, systems, procedures, proprietary or confidential information and all other worldwide intellectual property and proprietary rights (including all goodwill associated with, and all registrations of and applications for registration of, the foregoing) (collectively, “Intellectual Property”) used or held for use in or otherwise necessary for the conduct of their respective businesses as currently conducted by them and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) to their knowledge, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries, nor the conduct of their respective businesses, infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property of any person; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim (a) challenging the Company’s or any subsidiary of the Company’s rights in or to any Intellectual Property owned by the Company or any of its subsidiaries in a manner reasonably expected to be required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (b) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any person in a manner reasonably expected to be required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; or (c) challenging the ownership, validity, scope or enforceability of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries in a manner reasonably expected to be required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and neither the

Company nor any of its subsidiaries has received any notice of, or is otherwise aware of any facts that would form the basis for, any such action, suit, proceeding or claim; (iv) to the knowledge of the Company, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Intellectual Property that is owned by the Company and its subsidiaries and the Intellectual Property rights exclusively licensed to the Company and its subsidiaries are valid, subsisting and enforceable and are not being, and have not been, infringed, misappropriated or otherwise violated by any person; (v) to their knowledge, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all Intellectual Property owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries, and is owned free and clear of all liens, encumbrances, defects and other restrictions (except for non-exclusive licenses granted to third parties in the ordinary course of business consistent with past practice); (vi) all employees or contractors engaged in the development of material Intellectual Property on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated in a manner reasonably expected to be required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (vii) the Company and its subsidiaries take, and have taken, commercially reasonable steps in accordance with customary industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, and no such Intellectual Property has been disclosed other than to employees of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements;

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; except where failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(y) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(z) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(aa) Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, or the manufacture, use, storage, recycling, treatment, generation, discharge, transportation, processing, production, disposal or remediation of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, applicable Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, and (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; except in the case of each of clauses (i), (ii) and (iii) above, for any such matters as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iv) except as described in each of the Pricing Disclosure Package and the Prospectus, none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(bb) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(dd) Accounting Controls. The Company and its subsidiaries taken as a whole maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries taken as a whole maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes- Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the Company’s reasonable judgment, adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(ff) Cybersecurity; Data Protection. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company’s and its subsidiaries’ information technology assets and information technology equipment, computers, systems, networks, hardware, websites, applications, and databases (collectively, “IT Systems”) (i) are adequate in capacity and level of performance for, and operate and perform as required in connection with, the operation of the businesses of the Company and its subsidiaries as currently conducted, (ii) in the past five years have not malfunctioned or failed and (iii) to the Company’s knowledge, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the IT Systems. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries have in the past five years implemented and maintained commercially reasonable controls, policies, procedures, and safeguards consistent with applicable regulatory requirements and customary industry practices for similarly-situated companies to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data and information (including all personal, personally identifiable, sensitive, confidential or regulated data and information of their respective customers, employees, suppliers, vendors or other third parties collected, used, stored, maintained or otherwise processed by or on behalf of the Company or any of its subsidiaries (collectively, “Data”) within their possession or operational control, (ii) there have been no breaches of the security of, outages, destructions, losses, misappropriations, misuses or unauthorized uses, modifications or disclosures of or unauthorized accesses to same (each, a “Breach”), except for those that have been remedied without cost or liability or the duty to notify any other person; and (iii) the Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in any Breach, or any incidents under internal review or investigations relating to the same. Except as would not have a Material Adverse Effect, during the past five years (i) the Company and its subsidiaries have complied and are presently in compliance with all applicable laws and statutes and all rules, regulations, industry standards and statutes, judgments and orders of any applicable court or arbitrator or governmental or regulatory authority, the Company’s and its subsidiaries’ internal and external policies and contractual and other legal obligations, in each case, relating to privacy, data protection or cybersecurity with respect to the use, protection, and security of IT Systems and the collection, use, transfer, import, export, storage, protection, disposal, disclosure, processing, privacy and security of Data (collectively, the “Data Security Obligations”) and to the protection of such IT Systems and Data from a Breach; (ii) neither the Company nor any of its subsidiaries has received any notification of or complaint regarding its, or is aware of any other facts that, individually or in the aggregate, would reasonably indicate its non-compliance with any Data Security Obligation, and there is no action, suit, proceeding or claim by or before any court or governmental or regulatory agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation by the Company or any of its subsidiaries; and (iii) the Company and its subsidiaries have implemented reasonable backup and disaster recovery technology consistent with applicable regulatory standards and customary industry practices.

(gg) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law, such laws or regulations implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ll) No Registration Rights. Except for such rights as have been duly waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares by the Company or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

(mm) No Stabilization. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, its other affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(nn) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(rr) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(ss) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(tt) Directed Share Program. The Company represents and warrants that (i) the Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally and not jointly represents and warrants to each Underwriter and the Company that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained (except for the registration under the Securities Act of the Shares and such consents, approvals, authorizations and orders as may be required under securities or Blue Sky laws of the various states or non-U.S. jurisdictions, the rules and regulations of FINRA or the approval for listing on the Exchange); and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in the case of clauses (i) and (iii) above, for any conflicts, breaches, violations, defaults, liens, charges or encumbrances which would not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.

(c) Title to Shares. Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that each such Selling Stockholder’s representations and warranties under this Section 4(e) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with information furnished by such Selling Stockholder in writing for use in the Pricing Disclosure Package (it being understood and agreed upon that the only such information furnished in writing by any Selling Stockholder consists of the following information: its name, its address and the number of shares of Stock owned by such Selling Stockholder before and after the offering contemplated hereby and the other information with respect to such Selling Stockholder (other than percentages) that appears in the table and corresponding footnotes under the caption “Principal and Selling Stockholders” in contained Registration Statement or any amendment or supplement thereto (such information, the “Selling Stockholder Information”), and provided further, that such Selling Stockholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f) Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that each such Selling Stockholder’s representations and warranties under this Section 4(g) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the Selling Stockholder Information and provided, further that such Selling Stockholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(h) Material Information. As of the date hereof and as of the Closing Date and as of the Additional Closing Date, as the case may be, that the sale of the Shares by such Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(i) No Unlawful Payments. Neither such Selling Stockholder nor any of its subsidiaries, nor any director, officer or employee of such Selling Stockholder or any of its subsidiaries nor, to the knowledge of such Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Stockholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Such Selling Stockholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(j) Compliance with Anti-Money Laundering Laws. The operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where such Selling Stockholder or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened.

(k) No Conflicts with Sanctions Laws. Neither such Selling Stockholder nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of such Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Stockholder or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is such Selling Stockholder, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, such Selling Stockholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(l) Organization and Good Standing. Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization.

(m) ERISA. Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(n) Private and Commercial Acts. Each Selling Stockholder listed on Schedule 2 hereto and organized in a jurisdiction outside of the United States (each, a “Non-U.S. Selling Stockholder”) is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts. It does not have immunity (sovereign or otherwise) from set-off, the jurisdiction of any court or any legal process in any court (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(o) Stamp Taxes. Each Non-U.S. Selling Stockholder specifically agrees, that except for any net income, capital gains or franchise taxes imposed on the Underwriters by the jurisdiction of such Non-U.S. Selling Stockholder’s organization or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in such Non-U.S. Selling Stockholder’s jurisdiction of organization, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the delivery of the Shares by such Non-U.S. Selling Stockholder in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

(p) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Non-U.S. Selling Stockholder based upon this Agreement would be declared enforceable against the Company by the courts of the jurisdiction of such Non-U.S. Selling Stockholder’s organization, without reconsideration or reexamination of the merits.

(q) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction of such Non-U.S. Selling Stockholder’s organization and will be honored by the courts of such jurisdiction. Such Non-U.S. Selling Stockholder has the power to submit, and pursuant to Section 18(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(r) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene the laws or public policy of the jurisdiction of organization of such Non-U.S. Selling Stockholder.

(s) Currency. To the extent any payment is to be made by such Non U.S. Selling Stockholder pursuant to this Agreement, such Non-U.S. Selling Stockholder has access, subject to the laws of the jurisdiction of such Non-U.S. Selling Stockholder’s organization, to the internal currency market in such jurisdiction and, to the extent necessary, valid agreements with the British Virgin Islands and Taiwan commercial banks (as applicable) for purchasing U.S. dollars to make payments of amounts which may be payable under this Agreement.

Each of the Selling Stockholders represents and warrants that certificates in negotiable form or in book-entry form representing all of the Shares to be sold by such Selling Stockholders hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered on behalf of such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and that such Selling Stockholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in Schedule 2 hereto, and each of them, as such Selling Stockholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates or in book-entry form held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representatives) in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, if requested, without charge, to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. If required by applicable law, the Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided the Company will be deemed to have furnished such statement to security holders and the Representatives to the extent it is filed on EDGAR.

(h) Clear Market. For a period of 180 days after the date of the Prospectus (the “Company Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder.

The restrictions described above do not apply to (i) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (RSUs) (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options or otherwise) to the

Company’s employees, officers, directors, advisors, or consultants pursuant to Company Stock Plans; (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed employment benefit contemplated by clause (v); (iv) the repurchase of any shares of Stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights, or (v) the issuance by the Company of shares of Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Stock in connection with (A) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (B) the Company’s joint ventures, commercial relationships and other strategic transactions; provided, that the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (v) shall not exceed 10% of the total number of shares of Stock outstanding immediately following the offering of the Shares contemplated by this Agreement plus the shares reserved for issuance under the Company Stock Plans; and provided, further, that in the case of clauses (i), (ii), (iv) and (v), the Company shall (A) cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement substantially to the effect set forth in Exhibit D hereto and (B) enter stop transfer instructions with the Company’s transfer agent and registrar on such securities with respect to all recipients of such securities, which the Company agrees it will not waive or amend without your prior written consent.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(m) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service or through other means permitted by FINRA at least two business days before the effective date of the release or waiver, if required by FINRA Rule 5131.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares on the New York Stock Exchange.

(l) Reports. During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o) Directed Share Program. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders severally covenants and agrees with each Underwriter that:

(a) No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b) Tax Form. Such Selling Stockholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c) Use of Proceeds. Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, to fund or facilitate any activities of or business in any Sanctioned Country or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c), Section 4(f) or Section 5(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Stockholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer of the Company and general counsel of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (d) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of such Selling Stockholder set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Stockholder in this agreement are true and correct and that the such Selling Stockholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(e) Comfort Letters; CFO Certificates. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f) Opinion and Negative Assurance Letter of Counsel for the Company. Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and negative assurance letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of Counsel for the Selling Stockholders. Whalen LLP, counsel for the Selling Stockholders, shall have furnished to the Representatives, at the request of the Selling Stockholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Local Counsel Opinion for Certain Selling Stockholders. [•], counsel for [•], and [•], counsel for [•] shall have furnished to the Representatives, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell, LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Stockholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Stockholders.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing (or its jurisdictional equivalent) of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain stockholders, officers and directors of the Company, including the Selling Stockholders, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(n) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, employees, agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus , any Written Testing-the-Waters Communication or the Pricing Disclosure Package,

it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below provided, further however, that (i) each Selling Stockholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company that constitutes its Selling Stockholder Information and (ii) the liability of each Selling Stockholder pursuant to this Section 9(b) shall be limited in the aggregate to an amount equal to the aggregate Purchase Price (less underwriting discounts and commissions but before payment of expenses) of Shares sold by the Selling Stockholder under this Agreement (the “Selling Stockholder Proceeds”).

(c) Indemnification of the Company and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders, its directors, officers, affiliates and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”, the information contained in the eighteenth, nineteenth and twentieth paragraphs under the caption “Underwriting”.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented out-of-pocket fees and expenses in such proceeding and shall pay the reasonable and documented out-of-pocket fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented out-of-pocket fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Attorneys-in-Fact or any one of them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented out-of-pocket fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (after deducting underwriter discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions, the liability of the Selling Stockholder to contribute pursuant to this Section 9(e) shall be limited in the aggregate to an amount equal to the Selling Stockholder Proceeds less any amounts that the Selling Stockholder actually paid under Section 9(b).

(f) Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented out-of-pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Stockholder under the indemnity and contribution agreements contained in this Section 9 shall not exceed such Selling Stockholder’s Selling Stockholder Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(h) Directed Share Program Indemnification. The Company agrees to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.

(i) In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (g) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Company and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Company agrees to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time any Directed Share Underwriter Entity shall have requested the Company to reimburse such Directed Share Underwriter Entity for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed such Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Directed Share Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.

(j) To the extent the indemnification provided for in paragraph (h) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 9(j)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(j)(1) above but also the relative fault of the Company on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(k) The Company and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (j) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (j) above. The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (i) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in paragraphs (h) through (k) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(l) The indemnity and contribution provisions contained in paragraphs (h) through (k) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

10. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incurred in connection to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA provided, however, that the amounts payable by the Company for the fees and disbursements of counsel to the Underwriters pursuant to subsections (iv) and (vii) shall not exceed $35,000 in the aggregate; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however that the Company shall only pay 50% of the cost of any aircraft or other transportation chartered in connection therewith (the remaining 50% of the cost of such aircraft or other transportation to be paid by the Underwriters); (ix) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange; (x) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) up to $40,000 for the fees and expenses of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder with respect to (i) any fees and expenses of counsel for such Selling Stockholder to the extent not borne by the Company and (ii) all stamp or transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is further understood, however, that except as provided in this Section and Section 9 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and lodging expenses incurred by them in connection with any “road show,” as applicable.

If (xii) this Agreement is terminated pursuant to Section 11(ii), (xiii) the Company or the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (xiv) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. Notwithstanding the foregoing, if this Agreement is terminated due to default by the Underwriters as set forth under Section 12, or if terminated under Section 11(i), (iii) or (iv), the Underwriters agree to pay their own expenses incurred in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; c/o BofA Securities, Inc., One Bryant Park, New York, NY 10036; Attention Syndicate Department with a copy to: Facsimile: (212) 230-8730 Attention: ECM Legal. Notices to the Company shall be given to it at 39 Tesla, Irvine, California 92618, Attention: Chief Financial Officer. Notices to the Selling Stockholders shall be given to each of the Attorneys-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention: General Counsel with a copy, which shall not constitute notice, to Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, California 92660.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. Each of the Company and the Selling Stockholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Stockholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Stockholders agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Stockholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Stockholder, as applicable, is subject by a suit upon such judgment.

(d) Judgment Currency. The Company and each Selling Stockholder agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Stockholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e) Waiver of Immunity. To the extent that any Non-U.S. Selling Stockholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the British Virgin Islands or Taiwan (as applicable), or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, each Non-U.S. Selling Stockholder hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., DocuSign or Adobe Sign) or other transmission method and any counterpart so Delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

VIZIO Holding Corp.

By:
Name:	Adam Townsend
Title:	Chief Financial Officer

SELLING STOCKHOLDERS, acting severally

By:
Name:
Title:

By:
Name:
Title:

As Attorneys-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule 2 to this Agreement.

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC BofA SECURITIES, INC.

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

BofA SECURITIES, INC.

By:
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC
BofA Securities, Inc.
Wells Fargo Securities, LLC
Guggenheim Securities, LLC
Needham & Company, LLC
Piper Sandler & Co.
Roth Capital Partners, LLC

Total

Sch. 1-1

Schedule 2

Selling Stockholders:	Number of Underwritten Shares:	Number of Option Shares:

Sch. 2-1

Annex A

a.	Pricing Disclosure Package

[To list each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]

b.	[Pricing Information Provided Orally by Underwriters]

1.	Price per share: $[•]

2.	The number of Underwritten Shares to be sold by the Company: [•]

3.	The number of Underwritten Shares to be sold by the Selling Stockholders: [•]

4.	The number of Option Shares to be sold by the Company: [•]

5.	The number of Option Shares to be sold by the Selling Stockholders: [•]

Annex A-1

Annex B

Written Testing-the-Waters Communications

Annex C-1

Annex C

VIZIO Holding Corp.

Pricing Term Sheet

[None]

Sch. 3-1

Exhibit A

Testing the waters authorization

VIZIO Holding Corp.

January 4, 2021

J.P. Morgan Securities LLC

BofA Securities, Inc.

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

In reliance on Rule 163B under the Securities Act of 1933, as amended (the “Act”), VIZIO Holding Corp. (the “Issuer”) hereby authorizes J.P. Morgan Securities LLC (“J.P. Morgan”) and BofA Securities, Inc. (“BofA Securities”) and the affiliates and respective employees of each, to engage on behalf of the Issuer in oral and written communications with potential investors that are reasonably believed to be “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated initial public offering (“Testing-the-Waters Communications”). A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Each of J.P. Morgan and BofA Securities, individually and not jointly, agrees that it shall not distribute any Written Testing-the-Waters Communication that has not been approved by the Issuer’s Chief Financial Officer or General Counsel prior to its dissemination.

If at any time following the distribution of any Written Testing-the-Waters Communication there has occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify J.P. Morgan and BofA Securities and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of J.P. Morgan and BofA Securities and the affiliates and respective employees of each, to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to J.P. Morgan and BofA Securities a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of Jack Dunphy at jack.dunphy@jpmorgan.com and Magdalena Heinrich at magdalena.heinrich@bofa.com.

[Remainder of Page Intentionally Left Blank]

Exhibit A-1

Very truly yours,

VIZIO Holding Corp.

By:
Name:
Title:

Sch. 3-1

Exhibit B

[Form of Waiver of Lock-up]

J.P. MORGAN SECURITIES LLC

BofA SECURITIES, INC.

VIZIO Holding Corp.

Public Offering of Class A Common Stock

, 2021

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by VIZIO Holding Corp. (the “Company”) of [•] shares of Class A common stock, $[•] par value (the “Class A Common Stock”), of the Company and the lock-up letter dated __________________, 20__ (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated    __________________, 20__, with respect to ______shares of Class A Common Stock (the “Shares”).

J.P. Morgan Securities LLC and BofA Securities, Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective __________________, 20__ ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Exhibit B-1

Yours very truly,

J.P. MORGAN SECURITIES LLC
BofA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC
By:
Authorized Signatory

BofA SECURITIES, INC.
By:
Authorized Signatory

cc:	Company

Exhibit B-2

Exhibit C

[Form of Press Release]

VIZIO Holding Corp.

[Date]

VIZIO Holding Corp. (“Company”) announced today that J.P. Morgan Securities LLC and BofA Securities, Inc., the lead book-running managers in the Company’s recent public sale of [•] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s Class A Common Stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on ____________________, 2021, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C-1

Exhibit D

FORM OF LOCK-UP AGREEMENT

______, 2021

J.P. MORGAN SECURITIES LLC

BofA SECURITIES, INC.

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Re:	VIZIO Holding Corp. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with VIZIO Holding Corp., a Delaware corporation (the “Company”) and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Class A common stock par value $0.0001 per share (“Class A Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (such date, the “Public Offering Date,” such final prospectus, the “Prospectus” and such

Exhibit D-1

period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock, Class B common stock, par value $0.0001 per share of the Company (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished J.P. Morgan Securities LLC and BofA Securities, Inc. with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, charitable contribution or contributions or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

Exhibit D-2

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, managers, partners, shareholders or holders of similar equity interests of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) if the undersigned is an employee or service provider of the Company, to the Company upon death, disability or termination of employment, in each case, of the undersigned,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date for the Public Offering,

(x) (A) to the Company for the purposes of exercising (including for the payment of tax withholdings or remittance payments due as a result of such exercise) on a “net exercise” basis options, warrants or other rights to purchase shares of Common Stock and (B) in connection with the vesting or settlement of restricted stock units, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units, and any transfer necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting or settlement of restricted stock units whether by means of a “net settlement” or otherwise, provided that any such transfers described in this subclause (B) occurring within 90 days of the Public Offering Date shall be only to the Company, and in all such cases described in (A) and (B), provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement, or

Exhibit D-3

(xii) for shares of Common Stock or other securities in connection with the conversion, reclassification, exchange or swap of any outstanding preferred stock, other classes of Common Stock or other securities into shares of one or more series or classes of Common Stock or other securities; provided that any such shares of Common Stock or other securities received upon such conversion, reclassification, exchange or swap shall be subject to the terms for this Letter Agreement, provided further, that for the avoidance of doubt, no transfers are permitted under this subsection (xii) except for transfers to or from the Company;

provided that (A) in the case of any transfer or distribution pursuant to clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clauses (a) (i), (ii), (iii), (iv), (v), (vi), and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any action, transfer or distribution pursuant to clauses (a)(vii), (viii), (x) and (xii) it shall be a condition to such action or transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a change in beneficial ownership of shares of Common Stock in connection with such action, transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock or convert any shares of Class B Common Stock into Class A Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement, and provided further that any filing under Section 16(a) of the Exchange Act required to be filed in connection with any conversion pursuant to this clause (c) clearly indicate in the footnotes thereto the nature and conditions of such conversion;

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan during the Restricted Period; provided further that provisos (1) and (2) in the immediately preceding clause shall not apply to trading plans that provide for the transfer of shares of Lock-Up Securities that are released from the restrictions contained in this Letter Agreement; and

Exhibit D-4

(e) sell the Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

In addition, and notwithstanding the provisions of the second paragraph of this Letter Agreement, if (A) at least 120 days have elapsed since the Public Offering Date and (B) the Restricted Period is scheduled to end during a Blackout Period (as defined below) or within five Trading Days (as defined below) prior to a Blackout Period (such period, the “Specified Period”), the Restricted Period shall end 10 Trading Days prior to the commencement of the Blackout Period (the “Blackout-Related Release”); provided that in the event that the Restricted Period will end during the Specified Period, the Company shall notify the Representatives of the date of the impending Blackout-Related Release promptly upon the Company’s determination of the date of the Blackout-Related Release and in any event at least seven Trading Days in advance of the date of the Blackout-Related Release, and shall announce the date of the expected Blackout-Related Release through the issuance of a press release with a major news service, or on a Form 8-K, at least two Trading Days in advance of the Blackout-Related Release; and provided further that the Blackout-Related Release shall not occur unless the Company shall have publicly filed or furnished its earnings release on Form 8-K for the quarterly period during which the Public Offering occurred. For the avoidance of doubt, in no event shall the Restricted Period end earlier than 120 days after the Public Offering Date pursuant to the Blackout-Related Release.

In addition, notwithstanding the foregoing, if at any time beginning 90 days after the Public Offering Date (the “Early Expiration Threshold Date”) (i) the Company has furnished at least one earnings release on Form 8-K or has filed at least one quarterly report on Form 10-Q or annual report on Form 10-K, and (ii) the last reported closing price of the Class A Common Stock on the exchange on which the Class A Common Stock is listed (the “Closing Price”) is at least 25% greater than the initial public offering price per share set forth on the cover page of the Prospectus (the “IPO Price”) for 5 out of any 10 consecutive Trading Days ending on or after the Early Expiration Threshold Date (which 10 Trading Day period may begin prior to the Early Expiration Threshold Date), including the last day of such 10 Trading Day period (any such 10 Trading Day period during which such condition is satisfied, the “Measurement Period”), then 25% of the undersigned’s Lock-Up Securities, which percentage shall be calculated based on the number of the undersigned’s vested Lock-Up Securities as of the Public Offering Date, will be automatically released from the restrictions set forth in this Letter Agreement (the “Early Lock-Up Expiration”) immediately prior to the opening of trading on the exchange on which the Class A Common Stock is listed on the fourth Trading Day following the end of the Measurement Period (the “Early Lock-Up Expiration Date”); provided, however, that if, at the time of such Early Lock-Up Expiration Date, the Company is in a Blackout Period or within five Trading Days prior to a Blackout Period, the actual date of such Early Lock-Up Expiration shall be delayed (the “Early Lock-Up Expiration Extension”) until immediately prior to the opening of trading on the fourth Trading Day (the “Extension Expiration Date”) following the first date (such first date, the “Extension Expiration Measurement Date”) that (i) the Company is no longer in a Blackout Period under its insider trading policy and (ii) the Closing Price on the Extension Expiration Measurement Date is at least greater than the IPO Price; provided, further, that, in the case of any of an Early Lock-Up Expiration or an Early Lock-Up Expiration

Exhibit D-5

Extension, the Company shall announce through the issuance of a press release with a major news service, or on a Form 8-K, the Early Lock-Up Expiration and the Early Lock-Up Expiration Date, or the Early Lock-Up Expiration Extension and the Extension Expiration Date, as the case may be, at least two full Trading Days prior to the opening of trading on the Early Lock-Up Expiration Date or the Extension Expiration Date, as applicable. For the avoidance of doubt, in the event that this paragraph conflicts with the preceding paragraph or the second paragraph of this Letter Agreement, the undersigned will be entitled to the earliest release date for the maximum number of shares available under this Letter Agreement.

For purposes of this Letter Agreement, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities. For purposes of this Letter Agreement, “Blackout Period” shall mean a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement, if required by FINRA rules, to announce the impending release or waiver through the issuance of a press release with a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement. The undersigned acknowledges that the Company will instruct the transfer agent and registrar to remove stop transfer instructions using a “first in, first out” methodology if less than all of the undersigned’s Common Stock is to be released.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Exhibit D-6

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

In the event that either of the Representatives withdraws from or declines to participate in the Public Offering, all references to the Representatives contained in this Letter Agreement shall be deemed to refer to the sole Representative that continues to participate in the Public Offering (the “Remaining Representative”), and, in such event, any written consent, waiver or notice given or delivered in connection with this Letter Agreement by the Remaining Representative shall be deemed to be sufficient and effective for all purposes under this Letter Agreement.

The Representatives hereby consent to receipt of this Letter Agreement in electronic form and understand and agree that this Letter Agreement may be signed electronically. In the event any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Letter Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Letter Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Notwithstanding anything to the contrary contained herein, this Letter Agreement will automatically terminate and the undersigned shall be released from all obligations under this Letter Agreement upon the earliest to occur, if any, of (i) the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, (ii) the Representatives advise the Company in writing that they have determined not to proceed with the Public Offering, (iii) the Company files an application with the SEC to withdraw the registration statement related to the Public Offering, (iv) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Class A Common Stock to be sold thereunder, or (v) June 30, 2021, if the Underwriting Agreement does not become effective by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Exhibit D-7

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit D-8

Very truly yours,

IF A NATURAL PERSON:		IF AN ENTITY OR TRUST:

By:
(Please print complete name of entity)

(Duly authorized signature)

	Name:	By:

(Please print full name)		(Duly authorized signature)

Name:
(Please print full name)

Title:
(Please print full title)
Address:		Address:

E-mail:		E-mail:

Exhibit D-9